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                                                                EXHIBIT 23.2


                                   CONSENT OF
                       INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the reference to our Firm as experts in accounting and auditing under the caption "Experts" and to the use in the Prospectus constituting part of this Registration Statement on United States Securities and Exchange Commission Form S-3 dated July 5, 1996 of Norris Communications Corp. of our reports dated May 24, 1996 (except as to Note 16[b] which is as of June 7, 1996) relating to the consolidated financial statements of Norris Communications
Corp. for the years ended March 31, 1996 and March 31, 1995, which are incorporated by reference in such Prospectus.


                                                /s/ ERNST & YOUNG

Vancouver, Canada                               Chartered Accountants
July 5, 1996